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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): January 7, 2000

                                ZAMBA CORPORATION
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

      0-22718                                             41-1636021
(Commission File No.)                         (IRS Employer Identification No.)

                            7301 OHMS LANE, SUITE 200
                          MINNEAPOLIS, MINNESOTA 55439
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (612) 832-9800

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ITEM 5.           OTHER MATERIAL EVENTS.

On January 7, 2000, Zamba, ZFA Corp., a Delaware corporation and wholly-owned subsidiary of Zamba ("Merger Sub") and Fusion entered into an Agreement and Plan of Merger and Reorganization (the "Agreement") providing for the merger of Fusion with and into Merger Sub (the "Merger"). The terms of the Agreement, including the consideration paid, were determined through arms' length negotiations between Zamba and Fusion. Zamba and Fusion are customer care consulting companies.

The Merger became effective on January 10, 2000, when the Certificate of Merger was filed with the Delaware Secretary of State and the Colorado Secretary of State (the "Effective Time"). In accordance with the terms of the Agreement, at the Effective Time: (a) the separate corporate existence of Fusion ceased; with Merger Sub continuing as the surviving corporation; and (b) each outstanding share of Fusion capital stock was automatically converted into the right to receive 533.34 shares of Zamba common stock. Zamba issued an aggregate of 80,001 shares of Zamba common stock under Regulation D of the Securities Act in connection with the Merger. In connection with the Merger, Zamba entered into a Registration and Rights Agreement dated as of January 7, 2000, providing the shareholders of Fusion with certain rights to require registration with the Commisssion of the Zamba common stock being issued to them in connection with the Merger. The Merger is intended to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and will be accounted for as a pooling of interests.

The Merger will result in the integration of two companies that have previously operated independently. As soon as practicable following the Merger, Zamba intends to integrate certain aspects of the operations of Fusion into Zamba. However, there can be no assurance that Zamba will successfully integrate the operations of Fusion with those of Zamba or that any or all of the benefits expected from such integration will be realized. Any delays or unexpected costs incurred in connection with such integration could have an adverse effect on Zamba's business, operating or financial condition. Furthermore, there can be no assurance that the operations, management and personnel of the two companies will be compatible or that Zamba will not experience the loss of key personnel and clients. There can be no assurance that combining the business of Zamba and Fusion, even if achieved in an efficient and effective manner, will result in combined results of operations and financial condition that are superior to what would have been achieved by Zamba or Fusion independently. In addition, certain costs are generally associated with transactions such as the Merger. While these costs have not been currently identified, any such costs will adversely affect operating results of Zamba in the period in which they are incurred. Finally, the parties intend that the transaction will be eligible for tax-free treatment, but failure to obtain such status could increase the costs of the transaction.

       On January 10, 2000, Zamba issued a press release (which is attached hereto as an Exhibit) announcing that it had completed the acquisition of Fusion.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

 (a) Financial Statements

         None.

(b) Pro forma Financial Statements

         None.

(c) Exhibits


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5.1      Press release announcing the acquisition of Fusion, dated January 10,
         2000.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      ZAMBA CORPORATION


                                 By:  /s/ PAUL D. EDELHERTZ
                                      Paul D. Edelhertz
                                      PRESIDENT AND CHIEF EXECUTIVE OFFICER

Dated: January 21, 2000

INDEX TO EXHIBITS
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Exhibit No.                       Description
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5.1      Press release announcing the acquisition of Fusion, dated January 10,
         2000.